Exhibit 99.1

LeMaitre Q2 2017 Record Sales $25.8 mm (+15%), Record EPS $0.23 (+69%)

BURLINGTON, MA, July 27, 2017 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q2 2017 results, provided increased guidance, announced a $0.055/share dividend and authorized a $7.5mm share repurchase program.

Q2 2017 Results

•	Record sales of $25.8mm, +15% vs. Q2 2016

•	Record operating income of $5.5mm, +46%

•	Record net income of $4.6mm, +78%

•	Record earnings per diluted share of $0.23, +69%

•	Record EBITDA of $6.4mm, +35%

•	Cash & equivalents up $4.3mm during the quarter to $30.1mm

Q2 2017 sales of $25.8mm increased 15% (+10% organic) vs. Q2 2016. Biologic patches and grafts led growth. Sales in the Americas were up 22% while international sales increased 5%.

Gross margin decreased to 68.0% in Q2 2017 from 68.6% in Q2 2016, primarily due to the addition of recently-acquired products, as well as manufacturing inefficiencies.

Operating expenses in Q2 2017 were $12.0mm, a 3% increase vs. the year-earlier quarter driven by acquisition-related costs.

George W. LeMaitre, Chairman and CEO said, “We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

	Previous Guidance (4/26/2017)	Current Guidance
Q3 2017 Sales	N/A	$25.4mm (+10% reported, +3% organic)
Q3 2017 Gross Margin	N/A	70.0%
Q3 2017 Operating Income	N/A	$5.1mm (-5%)
Q3 2017 Earnings Per Diluted Share	N/A	$0.20 (+20%)
2017 Sales	$100.5mm (+13% reported, +9% organic)	$101.9mm (+14% reported, +8% organic)
2017 Gross Margin	71.5%	70.0%
2017 Operating Income	$20.0mm (+22%)	$21.1mm (+29%)
2017 Earnings Per Diluted Share	$0.70 (+27%)	$0.79 (+44%)

Quarterly Dividend

On July 25, 2017, the Company’s Board of Directors approved a quarterly dividend of $0.055/share of common stock. The dividend will be paid September 7, 2017 to shareholders of record on August 23, 2017.

Share Repurchase Program

On July 25, 2017, the Company’s Board of Directors authorized the repurchase of up to $7.5mm of the Company’s common stock on the open market or in privately negotiated transactions using available cash. The repurchase program may be suspended or discontinued at any time and will conclude on July 25, 2018, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 54505762. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q3 2017 and 2017 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$30,120	$24,288
Accounts receivable, net	14,590	13,191
Inventory	20,463	19,578
Prepaid expenses and other current assets	2,916	1,970

Total current assets	68,089	59,027

Property and equipment, net	9,544	8,012
Goodwill	23,645	23,426
Other intangibles, net	9,083	9,897
Deferred tax assets	1,514	1,399
Other assets	179	163

Total assets	$112,054	$101,924

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,574	$1,217
Accrued expenses	7,687	8,804
Acquisition-related obligations	136	461

Total current liabilities	9,397	10,482

Deferred tax liabilities	1,946	1,941
Other long-term liabilities	2,400	2,001

Total liabilities	13,743	14,424

Stockholders’ equity
Common stock	204	200
Additional paid-in capital	88,759	85,378
Retained earnings	21,122	15,335
Accumulated other comprehensive loss	(2,944)	(4,583)
Treasury stock	(8,830)	(8,830)

Total stockholders’ equity	98,311	87,500

Total liabilities and stockholders’ equity	$112,054	$101,924

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net sales	$25,753	$22,389	$49,892	$42,647
Cost of sales	8,237	7,022	15,023	12,924

Gross profit	17,516	15,367	34,869	29,723

Operating expenses:
Sales and marketing	6,599	6,539	13,553	12,812
General and administrative	3,747	3,411	8,295	6,748
Research and development	1,634	1,634	3,292	3,080

Total operating expenses	11,980	11,584	25,140	22,640

Income from operations	5,536	3,783	9,729	7,083

Other income:
Other income (expense), net	(70)	53	(24)	18

Income before income taxes	5,466	3,836	9,705	7,101

Provision (benefit) for income taxes	834	1,238	1,854	2,337

Net income	$4,632	$2,598	$7,851	$4,764

Earnings per share of common stock
Basic	$0.25	$0.14	$0.42	$0.26

Diluted	$0.23	$0.14	$0.40	$0.25

Weighted - average shares outstanding:
Basic	18,816	18,408	18,724	18,372

Diluted	19,975	18,978	19,855	18,926

Cash dividends declared per common share	$0.055	$0.045	$0.110	$0.090

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$16,089	62%	$13,189	59%	$31,069	62%	$25,066	59%
International	9,664	38%	9,200	41%	18,823	38%	17,581	41%

Total Net Sales	$25,753	100%	$22,389	100%	$49,892	100%	$42,647	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2017
Net sales as reported	$25,753
Impact of currency exchange rate fluctuations	332
Net impact of acquisitions excluding currency	(1,517)

Adjusted net sales		$24,568

For the three months ending June 30, 2016
Net sales as reported	$22,389
Net impact of divestitures excluding currency	—

Adjusted net sales		$22,389

Adjusted net sales increase for the three months ending June 30, 2017		$2,179	10%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2017
Net sales per guidance	$25,440
Impact of currency exchange rate fluctuations	(230)
Net impact of acquisitions excluding currency	(1,350)

Adjusted net sales		$23,860

For the three months ending September 30, 2016
Net sales as reported	$23,216
Net impact of divestitures excluding currency	—

Adjusted net sales		$23,216

Adjusted net sales increase for the three months ending September 30, 2017		$644	3%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2017
Net sales per guidance	$101,900
Impact of currency exchange rate fluctuations	(304)
Net impact of acquisitions excluding currency	(4,990)

Adjusted net sales		$96,606

For the year ending December 31, 2016
Net sales as reported	$89,151
Net impact of divestitures excluding currency	—

Adjusted net sales		$89,151

Adjusted net sales increase for the year ending December 31, 2017		$7,455	8%

	For the three months ended		For the six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$4,632	$2,598	$7,851	$4,764
Interest income	(32)	(16)	(52)	(31)
Amortization and depreciation expense	983	931	1,962	1,812
Provision for income taxes	834	1,238	1,854	2,337

EBITDA	$6,417	$4,751	$11,615	$8,882

EBITDA percentage increase		35%		31%